Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202804, 333-205451) and Form S-8 (No. 333-125175, 333-122569, 333-115178, 333-196710 ) of Global Indemnity Limited (formerly known as Global Indemnity, plc) of our report dated March 16, 2015 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

March 10, 2017